United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2014
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, IsoRay, Inc. (the “Company”) is filing this Amendment No.1 to its Form 8-K originally filed on March 6, 2014 that reported the voting results from the Annual Meeting held on March 5, 2014, solely for the purpose of disclosing the Company's decision on the frequency of future advisory votes on executive compensation. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the original Form 8-K filing.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On March 5, 2014, IsoRay, Inc. held its Fiscal 2014 Annual Meeting of Stockholders. Proposal Four (the non-binding, advisory proposal to express preference as to the frequency of stockholder advisory votes on the Company’s executive compensation) asked that stockholders vote, on an advisory basis, to recommend the frequency of future advisory votes on executive compensation. These advisory votes on executive compensation are periodic, non-binding stockholder votes to approve the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). A plurality of shares voting at the 2014 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future say-on-pay votes even though the Company's Board of Directors (the “Board”) recommended a frequency of every three years. Given the tightness of the say-on-frequency voting results between the frequencies of three years and one year, the stockholders’ overwhelming support for the Company’s executive compensation program in its say-on-pay-vote, and the strong preference of the Board for a three year frequency for say-on-pay voting, among other reasons, the Board has decided to include a say-on-pay vote in the Company’s proxy materials every three years. As a result, the Company expects that an advisory vote on executive compensation will be held every three years through 2020, when the next stockholder vote on the frequency of future advisory votes on executive compensation is required under the Exchange Act.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2014

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO